As filed with the Securities and Exchange Commission on May 16, 2002

							Registration No. 333-01511


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                          __

                        AMENDMENT NO. 3
                              TO
                           FORM S-8

                    REGISTRATION STATEMENT
                            Under
                 The Securities Act of 1933



                ARROW-MAGNOLIA INTERNATIONAL, INC.
        (Exact name of issuer as specified in its charter)


     Texas                                    75-0408335
(State of incorporation)	       	 (I.R.S. Employer
                                           Identification No.)

                      2646 Rodney Lane
                    Dallas, Texas 75229
  (Address, including zip code, of principal executive offices)


       Amended and Restated Non-Qualified Stock Option Plan
                     (Full title of the plan)


                       Morris Shwiff
                         Chairman
                     2646 Rodney Lane
                    Dallas, Texas 75229
                       (972)247-7111
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


                           Copy to:

                   Christopher M. Hewitt
                   Hewitt & Hewitt, P.C.
                     2612 Thomas Avenue
                    Dallas, Texas 75204

Approximate date of commencement of proposed sales to public:
Sales of the securities registered hereunder will occur from time to time after the effective date of this Registration
Statement.

              -------------------------------
              CALCULATION OF REGISTRATION FEE
              -------------------------------

              Number of     Proposed  Proposed
Title of      Additional    Maximum   Maximum
Securities    Shares        Offering  Aggregate Amount of
to be         to be         Price Per Offering  Registration
Registered    Registered(1) Share (2) Price     Fee


Common Stock,
$0.10 par
value         95,000         $2.05     $194,750  $17.92



(1)	The Company previously registered 862,600 shares of Common
Stock. As of April 30, 2002 options have been exercised to acquire the equivalent of 29,987 shares and the plan has been amended to authorize options to acquire an additional 45,000 shares, leaving 927,613 shares presently subject to the plan. This amendment registers the additional 95,000 shares authorized under the plan.

(2)	Estimated solely for the purpose of calculating the
registration fee in accordance with Rule 457(h) on the basis of the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq SmallCap Market on May 8, 2002.

	EXPLANATORY NOTE

	The Prospectus filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 pursuant to Instruction C to Form S-8 and may be used for reoffers or resales of the Company's Common Stock to be acquired by the persons named therein pursuant to the Company's Amended and Restated Non-Qualified Stock Option Plan.


	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature				Title					Date

 /s/ Mark Kenner*  Vice Chairman and Chief            }
Mark Kenner		Executive Officer	  	            }
									}
									}
/s/ Fred Kenner*   President and Chief		      }
Fred Kenner		Operating Officer		            }
									}
									}
/s/ Morris Shwiff	Director and Chairman 	            }	May 9,
Morris Shwiff	    	of the Board 			}	2002
									}
									}
/s/ Robert D. DeRosier*	Director			      }
Robert D. DeRosier						}
									}
									}
/s/ Clifton R. Duke*	Director			      }
Clifton R. Duke						      }


*By:	/s/ Morris Shwiff
	Morris Shwiff, Attorney-in-Fact